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                                                                   Exhibit 10(o)
                             PENNFIRST BANCORP, INC.

                               EXCESS BENEFIT PLAN

        The PennFirst Bancorp, Inc. Excess Benefit Plan (the "Plan") is adopted effective October 30, 1996. The Plan is established and maintained by the Company for the purpose of permitting certain of its salaried employees who are selected by the Board of Directors of the Company and listed in Appendix A attached hereto, and who participate in the PennFirst Retirement Savings Plan (the "Retirement Plan") or in its Employee Stock Ownership Plan ("ESOP") to receive contributions equal to amounts in excess of the limitations imposed by Sections 401(a)(17), 402(g), and 415 of the Internal Revenue Code of 1986, as amended.

        Accordingly, the Company hereby adopts the Plan pursuant to the terms and provisions set forth below:

                                    ARTICLE I

                                   DEFINITIONS

        Whenever used herein the following terms shall have the meanings hereinafter set forth:

        1.1. "Bank" means ESB Bank, F.S.B., a federally chartered stock savings bank, or, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Bank or a transfer or sale of substantially all of the assets of the Bank.

        1.2. "Pre-tax Contribution" means the salary reduction contribution made by the Company or the Bank for the benefit of a Participant under and in accordance with the terms of the Retirement Plan in any Plan Year.

        1.3.    "Board" means the Board of Directors of the Company.

        1.4. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

        1.5. "Company" means PennFirst Bancorp, Inc., a Pennsylvania chartered corporation, or any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

        1.6. "Company Common Stock" means shares of common stock, par value $0.01 per share, of the Company.

        1.7. "Director" means any member of the Board of Directors of the Company or the Bank.

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        1.8.    "ESOP" means the  PennFirst  Bancorp,  Inc.  Employee  Stock
Ownership Plan and each successor or replacement employee stock ownership plan.

        1.9. "ESOP Allocation" means an allocation to the individual account of a participant in the ESOP pursuant to Article V of the ESOP.

        1.10. "Matching Contribution" means the total of all matching contributions made by the Company or the Bank for the benefit of a Participant under and in accordance with the terms of the Retirement Plan in any Plan Year.

        1.11. "Participant" means a salaried employee of the Company or the Bank who is a participant under the Retirement Plan or the ESOP and to whom or with respect to whom contributions may be made under the Plan who is listed in Appendix A attached hereto.

        1.12. "Plan Year" means the 12-consecutive-month period ending December 31 of each year, commencing with the 12-consecutive-month period ending December 31, 1996.

        1.13. "Retirement Plan" means the PennFirst Retirement Savings Plan, and each successor or replacement plan.

        1.14. "Supplemental ESOP Allocation" means the contribution made by the Company or the Bank for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

        1.15. "Supplemental Matching Contribution" means the matching contribution made by the Company or the Bank for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

        1.16. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                                   ARTICLE II

                                   ELIGIBILITY

        A Participant who is eligible to receive the benefit of a Pre-tax Contribution, a Matching Contribution, or an ESOP Allocation the total amount of which is reduced by reason of the application of the limitations on contributions imposed by Sections 401(a)(17), 402(g), and 415 of the Code shall be eligible to participate in the Plan.

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                                   ARTICLE III

                           SUPPLEMENTAL CONTRIBUTIONS

        3.1. Supplemental Matching Contribution. The Supplemental Matching Contribution to be made by the Company or the Bank for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) and (b) below:

        (a) The Matching Contribution which would have been allocated to the account of the Participant for the Plan Year without giving effect to any reduction in the Pre-tax Contribution required by the limitations imposed by Sections 401(a)(17), 402(g), and 415 of the Code on the Retirement Plan;

LESS

        (b) The amount of the Matching Contribution actually allocated to the account of the Participant for the Plan Year.

        Supplemental Matching Contributions made for the benefit of a Participant for any Plan Year shall be credited to an account maintained under the Plan in the name of such Participant within 180 days after the last day of such Plan Year.

        3.2. Supplemental ESOP Allocation. The Supplemental ESOP Allocation to be made by the Company or the Bank for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) and (b) below:

        (a) The ESOP Allocation which would have been allocated to the Participant for the Plan Year, as determined by Article V of the ESOP, without giving effect to the limitations imposed by Sections 401(a)(17) and 415 of the Code on the ESOP;

LESS

        (b) The amount of the ESOP Allocation actually allocated to the account of the Participant for the Plan Year.

        Supplemental ESOP Allocations made for the benefit of a Participant for any Plan Year shall be credited to the account maintained under the Plan in the name of such Participant within 180 days after the last day of such Plan Year.

                                   ARTICLE IV

                    INVESTMENT OF SUPPLEMENTAL CONTRIBUTIONS

        Unless a trust is used to fund the benefits hereunder as authorized in section 8.1 of the Plan, amounts credited hereunder to the account of a Participant shall be treated as if they were actually invested in Company Common Stock and credited with gains and losses at the same time and in the

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same manner as provided in the Retirement Plan and the ESOP. Amounts contributed to a trust utilized by the Company to fund its obligations under the Plan shall be invested in accordance with the terms of such trust.

                                    ARTICLE V

                             VESTING; DISTRIBUTIONS

        5.1 Vesting. All amounts held in the Plan attributable to Supplemental Matching Contributions and Supplemental ESOP Allocations shall vest in the same manner as provided in the Retirement Plan and the ESOP, respectively.

        5.2 Distributions. All amounts held in the Plan attributable to Supplemental Matching Contributions and Supplemental ESOP Allocations shall be distributed to a Participant or a Participant's beneficiary in the form and manner specified in the Retirement Plan and ESOP, respectively.

                                   ARTICLE VI

                           ADMINISTRATION OF THE PLAN

        6.1. Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

        6.2. General Powers of Administration. All provisions set forth in the Retirement Plan with respect to the administrative powers and duties of the Company, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

                                   ARTICLE VII

                            AMENDMENT OR TERMINATION

        7.1. Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

        7.2. Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts credited to the account of a Participant shall be made to the Participant or his beneficiary in the manner and at

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the time described in Article V of the Plan. No additional credits of
Supplemental Matching Contributions or Supplemental ESOP Allocations shall be made to the account of a Participant after termination of the Plan, but the Company shall continue to credit gains and losses pursuant to Article IV until the balance of his account has been fully distributed to the Participant or his beneficiary.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1. Participant's Rights Unsecured. To fund its obligations under the Plan, the Company may elect to form a trust, or to utilize a preexisting trust, to purchase and hold the alternative forms of assets which are permitted under the Retirement Plan and ESOP, including shares of Company Common Stock, subject to compliance with all applicable securities laws. If the Company elects to use a trust to fund its obligations under the Plan, a Participant shall have no right to demand the transfer to him of stock or other assets from the Company, or from such a trust formed or utilized by the Company. Any assets held in a trust, including shares of Company Common Stock, may be distributed to a Participant at the value thereof determined by the Board (or the Executive Committee thereof) excluding any Director who may be a Participant in the Plan, as aforesaid in payment of part or all of the Company's obligations under the Plan. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company or any assets of the Bank. All amounts credited to the account of Participants, whether or not held in a trust, shall constitute general assets of the Company and may be disposed of by the Bank at such time and for such purposes as it may deem appropriate.

        8.2. General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Retirement Plan applicable to a Pre-tax Contribution or a Matching Contribution will also be applicable to a Supplemental Matching Contribution to be made hereunder, and all terms and conditions of the ESOP applicable to an ESOP Allocation will also be applicable to a Supplemental ESOP Allocation. Any Pre-tax Contribution, Supplemental Matching Contribution, or Supplemental ESOP Allocation or any other contributions to be made under the Retirement Plan or ESOP shall be made solely in accordance with the terms and conditions of the Retirement Plan or ESOP, respectively, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Retirement Plan or ESOP.

        8.3. No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or the Bank or any other person or entity that the assets of the Company or the Bank will be sufficient to pay any benefit hereunder.

        8.4. No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or the Bank.

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        8.5.    Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

        8.6. Applicable Law. The Plan shall be construed and administered under the laws of the Commonwealth of Pennsylvania.

        8.7. Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Company or the Bank to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company or the Bank may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company or the Bank and the Plan therefor.

        8.8. Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or the Bank or by the merger or consolidation of the Company or the Bank into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 7.2.

        8.9. Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's account may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

        8.10. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor the Bank nor any individual acting as employee or agent of the Company or the Bank shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

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                                   APPENDIX A

        The Company has designated the following person(s) as Participants in its Excess Benefit Plan as of October 30, 1996:

Charlotte A. Zuschlag